UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report January 15, 1998


                         DATAMARINE INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                                     0-8936
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                            (Commission File Number)


            Massachusetts                             04-2454559
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      (State of Incorporation)                     (I.R.S. Employer
                                                 Identification Number)


               7030 220th NW, Mountlake Terrace, Washington 98043
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                    (Address of principal executive offices)


                                 (425)771-2182
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

Subsequent to Datamarine International, Inc's (the "Company") year end, and prior to the release of its annual report, the Company received notice from Alta Subordinated Debt Partners III, L.P. (the "Lenders") of an alleged violation of certain covenants pursuant to the Debenture Purchase Agreement dated December 19, 1995. The alleged violations relate to loans in the form of subordinated short term notes (the "Notes") made to the Company during September 1997 by a group of individuals including an officer and a director of the Company (see Form 8-K filed September 22, 1997). The alleged violation is based on a breach of financial covenants concerning additional debt, and is not based on the particular terms of the Notes, nor is it a payment related default.

The Lenders are claiming that an event of default has occurred, that the default has remained uncured for more than thirty days, and that the Convertible Subordinated Debentures (the "Debentures") are immediately due and payable. Management of the Company believed that it had the consent of the Lenders with respect to the Notes, and does not agree with the claims made by the Lenders.

Since the scheduled maturity of the Debentures is December 19, 2000, acceleration would have an effect on the Company's financial statements, liquidity, and amortization of discount related to the debt. In an effort to resolve the matter prior to filing year end financial statements, management of the Company extended the filing of the annual report on Form 10-K to January 12, 1998. Due to the lack of availability of Lenders' representatives the parties were not able to resolve the matter prior to January 12, 1998. On January 9, 1998, the Lenders presented the Company with a preliminary outline of terms for restructuring the Debentures and resolving the matter. The terms include, among other things, changing the due date of the Debentures to December 19, 1998, deferring all interest payments on the Debentures until December 19, 1998, and modifying the collateral and payment terms of the Notes. The Lenders are party to a subordination agreement with the Company's bank (the "Subordination Agreement") and any agreement between the Company and the Lenders must be approved by the bank. Under the terms of the Subordination Agreement the Lenders must wait until May 23, 1998 to take any action or assert any claim with respect to the Debentures. The Subordination Agreement prohibits payment on acceleration of the of the Debentures as long as the Company is indebted to the bank and, although management expects that it could obtain approval to modify the maturity date, no such approval has been requested or obtained at this time. At this time the Company does not have sufficient liquidity to redeem the Debentures. Furthermore, there is no assurance that the holders of the Notes will agree to any modification of the original terms.

Based upon the Lender's statements, the significance of the matter to the Company, and the financial reporting implications, management has elected to further delay issuing the annual report while it diligently pursues a resolution with the Lenders. The Company intends to file its annual report by January 30, 1998.


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SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Datamarine International, Inc.
                                        (Registrant)


Date: January 15, 1998                  /S/ JAN KALLSHIAN
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                                            Jan Kallshian
                                            Chief Financial Officer


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